EXHIBIT 23.2

Consent of Independent Petroleum Engineers

To the Board of Directors
California Resources Corporation:

We hereby consent to the incorporation by reference into this Registration Statement on Form S-1 of references to our name and to our letter dated January 10, 2020 relating to our audit of California Resources Corporation’s 2019 oil and gas proved reserves.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
November 25, 2020

SUITE 2800, 350 7TH AVENUE, S.W. 633 17TH STREET, SUITE 1700	CALGARY, ALBERTA T2P 3N9 DENVER, COLORADO 80202	TEL (403) 262-2799 TEL (303) 339-8110